UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 8, 2017

NET SAVINGS LINK, INC./DE

(Exact name of registrant as specified in its charter)

Colorado	000-53346	82-1337551
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2374 Route 390 P.O. Box 609
Mountainhome, PA	18342
(Address of principal executive offices)	(Zip Code)

(917) 770-8588

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

On November 8, 2017, the Company signed a Consulting Agreement with Technology Solutions Provider, Inc. and their President and Principal, Mark Goldfogel. Pursuant to the agreement, Mr. Goldfogel will assist the Company in all aspects of the Company’s Legal Medical Cannabis and Hemp business.

Mr. Goldfogel co-founded MJ Freeway, the cannabis industry’s first “Seed to Sale” point of sale system and then went on to become CEO and co-founder of C4EverSystems, the industry’s first cash management system. The Company’s management believes that Mr. Goldfogel will be invaluable to its future growth.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2017

NET SAVINGS LINK, INC.

/s/ James Tilton
James Tilton, Chief Executive Officer